Exhibit 1.3

DISCOVER CARD EXECUTION NOTE TRUST

(Issuer)

DISCOVER BANK

(Originator and Servicer)

DISCOVER FUNDING LLC

(Depositor)

Underwriting Agreement

(Standard Terms)

DiscoverSeries Class A(2017-4)

April 18, 2017

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013-2396

as an Underwriter and as a Representative

of the Underwriters named in Schedule I to the Terms Agreement

MUFG SECURITIES AMERICAS INC.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

as an Underwriter and as a Representative

of the Underwriters named in Schedule I to the Terms Agreement

Ladies and Gentlemen:

Discover Card Execution Note Trust, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and Discover Funding LLC, a Delaware limited liability company (“Funding”), as depositor (in such capacity, the “Depositor”) of the Issuer, propose, subject to the terms and conditions stated herein, to cause to be issued and sold from time to time notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the “Notes”). The Notes will be issued pursuant to the Amended and Restated Indenture, dated as of December 22, 2015, as supplemented by the Second Amended and Restated Indenture Supplement, dated as of December 22, 2015, and a Terms Document having the date stated in the applicable Terms Agreement (as so supplemented and as otherwise modified or amended from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Indenture Trustee”). The Issuer is operated pursuant to an Amended and Restated Trust Agreement, dated as of December 22, 2015 (as modified or amended from time to time, the “Trust Agreement”), between Funding, as Beneficiary, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Notes will be secured by certain assets of the Issuer, including the Collateral Certificate referred to below (collectively, the “Collateral”).

Discover Bank, a Delaware banking corporation (“Discover Bank”) has conveyed and will continue to convey receivables (the “Receivables”) generated from time to time in certain designated credit card accounts (the “Accounts”) owned by Discover Bank, collections thereon and certain related property to Funding pursuant to a Receivables Sale and Contribution Agreement, dated as of December 22, 2015 (the “RSCA”), between Discover Bank and Funding.

The Depositor has conveyed and will continue to convey Receivables to Discover Credit Card Master Trust I (the “Master Trust”) pursuant to a Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015 (as modified or amended from time to time, the “Pooling and Servicing Agreement”), as supplemented by the Amended and Restated Series 2007-CC Supplement, dated as of December 22, 2015 (as modified or amended from time to time, the “Series Supplement”), among Discover Bank, as Master Servicer (in such capacity, the “Master Servicer”) and as Servicer (in such capacity, the “Servicer”), the Depositor, and U.S. Bank National Association, as trustee (in such capacity, the “Master Trust Trustee”). References herein to the Pooling and Servicing Agreement, unless otherwise specified, shall mean the Pooling and Servicing Agreement as supplemented by the Series Supplement. Pursuant to the Pooling and Servicing Agreement and the Collateral Certificate Transfer Agreement, dated as of July 26, 2007 (the “Collateral Certificate Transfer Agreement”), between Discover Bank and the

Issuer, Discover Bank has transferred to the Issuer an undivided interest in certain assets of the Master Trust as represented by a collateral certificate (the “Collateral Certificate”) and has caused the Master Trust to issue the Collateral Certificate to the Issuer. The Collateral Certificate is an investor certificate under the Pooling and Servicing Agreement. Certain of the Receivables (and the related Accounts) will be subject to review by FTI Consulting, Inc. (the “Asset Representations Reviewer”) in certain circumstances for compliance with certain representations and warranties made about the Receivables, in accordance with the Asset Representations Review Agreement, dated as of January 7, 2016 (as amended or supplemented from time to time, the “Asset Representations Review Agreement”), among the Issuer, Discover Bank, as Master Servicer and Servicer, and the Asset Representations Reviewer.

Discover Bank, as “originator” for purposes of the EU Retention Rules (as defined below), will also make certain representations, warranties and covenants to the Issuer in connection with the EU Retention Rules (with the Indenture Trustee as a third party beneficiary solely for the purpose of obtaining the benefits of those representations, warranties and covenants), on an ongoing basis for so long as the tranche of Notes to which this Agreement applies is outstanding, pursuant to a Risk Retention Agreement, having the date stated in the applicable Terms Agreement (as amended or supplemented from time to time, the “Risk Retention Agreement”), among Discover Bank, Funding and the Issuer. As used in this paragraph, “EU Retention Rules” refers, collectively, to (i) Articles 404-410 of the European Union’s (“EU”) Capital Requirements Regulation ((EU) No. 575/2013) (as supplemented by EU secondary legislation), (ii) Article 17 of the EU’s Alternative Investment Fund Managers Directive (2011/61/EU) and Articles 50-56 of the Alternative Investment Fund Managers Regulation ((EU) No. 231/2013), and (iii) Articles 254-257 of the Commission Delegated Regulation ((EU) No. 2015/35), in each case as in effect on the Closing Date.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Indenture or the Pooling and Servicing Agreement, as applicable. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture or the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and shall not relate to any other series, classes or tranches of notes issued by the Issuer.

Each offering of each tranche of Notes to which this Agreement applies made pursuant to the Registration Statement (as defined herein) will be made through you or through you and other underwriters for whom you are acting as a representative or through an underwriting syndicate managed by you. Any action taken by you as a representative will be binding on all the Underwriters (as defined herein). Whenever Funding and the Issuer determine to make such an offering of Notes to which this Agreement shall apply, Discover Bank, Funding, the Issuer, and one or more Underwriters will enter into an agreement (the “Terms Agreement”) providing for the sale of the Notes to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute such Terms Agreement and agree thereby to become obligated to purchase the Notes from the Issuer subject to the satisfaction of the condition precedents contained herein, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the “Underwriters”). The representatives of the Underwriters may be referred to herein individually as a “Representative” and collectively as the “Representatives”. Such Terms Agreement shall specify the initial principal amount of the Notes to be issued and their terms not otherwise specified in this Agreement, the price at which such Notes are to be purchased by the Underwriters from the Issuer, the aggregate amount of Notes to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined. Such Terms Agreement shall be substantially in the form attached hereto as Exhibit A. Each such offering of the Notes for which a Terms Agreement is entered into will be governed by this Agreement, as supplemented by such Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Notes. Within the time periods required by Rule 424(h) of the Act prior to the Time of Sale (as defined in the applicable Terms Agreement), Funding will have prepared and filed the Time of Sale Information (as defined in the applicable Terms Agreement) with the Securities and Exchange Commission (the “Commission”).

1.    Each of Discover Bank (the representations and warranties as to Discover Bank being given by Discover Bank) and Funding (the representations and warranties as to Funding being given by Funding) represents and warrants to, and agrees with you, as of the date hereof (except to the extent any of the following representations and warranties are as of a specified date, in which case such representations and warranties shall be as of such date), and to each Underwriter named in the Terms Agreement as of the date thereof (except to the extent any of the following representations and warranties are as of a specified date, in which case such representations and warranties shall be as of such date), that:

(a)    A registration statement on Form SF-3 (Registration Statement Nos. 333-205455, 333-205455-01 and 333-205455-02) including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the Collateral Certificate and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), in the form heretofore delivered to you has been filed with the Commission and such registration statement, as amended, has been declared effective by the Commission and is currently effective; such registration statement, as amended, and the preliminary prospectus and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including any preliminary prospectus and prospectus filed with the Commission pursuant to, respectively, Rules 424(h) and 424(b) of the Act) are respectively referred to herein as the “Registration Statement,” the “Preliminary Prospectus,” and the “Prospectus”; the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall be reasonably disapproved by you promptly after reasonable notice thereof.

(b)    There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and Funding is not aware of any proceeding for that purpose having been instituted or threatened; there has been no notification with respect to the suspension of the qualification for sale of the Notes for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened; and Funding has conducted its annual compliance evaluation as required under the rules and regulations of the Commission under the Act, as of ninety days after the end of Funding’s fiscal year ended December 31, 2016, and determined that it met the registrant requirements set forth in General Instruction I.A to Form SF-3 as of such date.

(c)    As of the date of the Terms Agreement (and as of the date of the Registration Statement and the Prospectus), when the Registration Statement became effective, when the Prospectus is first filed pursuant to Rule 424(h) under the Act, when any other amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission, and at the Time of Delivery (as defined in Section 5), each of the Registration Statement and the Prospectus (i) conformed, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any Underwriter Information (as such term is defined in the applicable Terms Agreement). With respect to subclause (i) above, it is noted that the Registration Statement does not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010).

(d)    The Time of Sale Information, at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither Discover Bank nor Funding makes any representation or warranty with respect to any Underwriter Information.

(e)    Discover Bank has been duly organized and is validly existing as a banking corporation in good standing under the laws of the State of Delaware. Discover Bank has, in all material respects, full power and authority to own its properties and conduct its business as described in the Prospectus, and to execute, deliver and perform the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and to consummate the transactions contemplated by the RSCA, the Asset Representations Review Agreement, the Risk

Retention Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals (i) would have a material adverse effect on Discover Bank and its subsidiaries, taken as a whole, or (ii) would have a material adverse effect on Discover Bank’s ability to consummate the transactions contemplated by the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement.

(f)    Funding has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. Funding has, in all material respects, full power and authority to own its properties and conduct its business as described in the Prospectus, and to execute, deliver and perform the RSCA, the Pooling and Servicing Agreement, the Risk Retention Agreement, this Agreement and the applicable Terms Agreement, and to consummate the transactions contemplated by the RSCA, the Pooling and Servicing Agreement, the Risk Retention Agreement, this Agreement and the applicable Terms Agreement, and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals (i) would have a material adverse effect on Funding and its subsidiaries (if any), taken as a whole, or (ii) would have a material adverse effect on Funding’s ability to consummate the transactions contemplated by the RSCA, the Pooling and Servicing Agreement, the Risk Retention Agreement, this Agreement and the applicable Terms Agreement.

(g)    It has duly executed and delivered (i) this Agreement and (ii) the Terms Agreement as of the date of such Terms Agreement.

(h)    Upon payment therefor as provided herein and in the Terms Agreement, the Notes will have been duly and validly authorized and (assuming their due authentication by the Indenture Trustee) will have been duly and validly issued and will conform in all material respects to the description thereof in the Prospectus and will be enforceable in accordance with the terms of the Indenture.

(i)    The Collateral Certificate has been duly and validly authorized and has been duly and validly issued and conforms in all material respects to the description thereof in the Prospectus and is entitled to the benefits of the Pooling and Servicing Agreement.

(j)    The issue and sale of the Notes and its compliance with all of the provisions of the Notes, the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, the Trust Agreement, this Agreement and the Terms Agreement, as applicable, have been or will have been duly authorized by it by all necessary corporate action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, the Trust Agreement, or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Funding, Discover Bank or Discover Financial Services (“DFS”), material to Funding, Discover Bank and DFS (whether or not consolidated) considered as a whole, pursuant to the terms of, any material indenture, loan agreement or other agreement or instrument for borrowed money to which Funding, Discover

Bank or DFS is a party or by which Funding, Discover Bank or DFS may be bound or to which any of the property or assets of Funding, Discover Bank or DFS, material to Funding, Discover Bank and DFS (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Formation or the Limited Liability Company Agreement of Funding or the Certificate of Incorporation or By-Laws of Discover Bank or, to the best of Funding’s and Discover Bank’s respective knowledge, any statute or any order, rule or regulation applicable to it of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over it, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue Funding’s or the Master Trust’s respective interest in the Receivables.

(k)    The Receivables conveyed to the Master Trust under the Pooling and Servicing Agreement will have an aggregate outstanding balance determined as of the date stated in the Terms Agreement of not less than the amount set forth in such Terms Agreement.

(l)    The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Master Trust is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m)    Other than the Prospectus, it (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information (the Time of Sale Information and each communication by it or its agents and representatives that constitutes an “issuer free writing prospectus”, as defined in Rule 433(h) under the Act (other than a communication referred to in clause (ii) below), an “Issuer Free Writing Prospectus”), including the Issuer Free Writing Prospectus dated April 13, 2017, approved in advance by the Underwriters and filed with the Commission in accordance with Rule 433 under the Act on or about April 13, 2017 (the “Ratings Issuer Free Writing Prospectus”), that discloses the expected ratings to be assigned to the Notes by the nationally recognized statistical rating organizations hired by Discover Bank, (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication of it or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).

(n)    It acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to it or any other person, (ii) the Underwriters owe it only those duties and obligations set forth in this Agreement, (iii) the Underwriters may have interests that differ from those of it, (iv) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent, financial advisor or fiduciary of the Issuer, Discover Bank, or Funding and Discover Bank and Funding hereby expressly disclaim any fiduciary relationship with respect thereto and (v) none of the Underwriters has assumed an advisory responsibility (including, but not limited to, with respect to any legal, tax, investment, insurance, accounting or regulatory matters) in favor of the Issuer, Funding, or Discover Bank with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer, Funding, or Discover Bank on other matters) or any other obligation to the Issuer, Funding, or Discover Bank except the obligations expressly set forth in this Agreement. Each of Discover Bank and Funding waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

(o)    Based on information currently available to it, it is not engaged (whether as defendant or otherwise) in, nor does it have knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might reasonably be expected to have a material adverse effect on the Collateral Certificate or the Noteholders.

(p)    Except for the Underwriters, it has employed or retained no broker, finder, commission agent or other person in connection with the sale of the Notes, and neither it nor the Issuer is under any obligation to pay any broker’s fee or commission in connection with such sale.

(q)    No Amortization Event or any event which after any applicable grace period will become an Amortization Event is subsisting in relation to the Collateral Certificate and no event has occurred which would constitute (after an issue of the Notes) an Amortization Event or any event which after any applicable grace period would become an Amortization Event.

(r)    Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by it of this Agreement, the Terms Agreement, the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, and the Pooling and Servicing Agreement shall have been paid or will be paid by it at or before the Time of Delivery to the extent then due.

(s)    As of the Time of Delivery, the representations and warranties of (i) Discover Bank in the RSCA, the Pooling and Servicing Agreement and the Risk Retention Agreement, and (ii) Funding in the RSCA, the Pooling and Servicing Agreement and the Risk Retention Agreement, will be true and correct in all material respects (except to the extent any such representations or warranties relate to an earlier point in time, in which case such representations and warranties are true and correct as of such date).

(t)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement among Discover Bank, Funding, the Issuer, and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.

(u)    It has complied and, at and as of the Time of Delivery for the Notes, shall have complied in all material respects with Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Act in connection with the offering of the Notes.

(v)    Discover Bank has provided a written representation to each of the nationally recognized statistical rating organizations hired by Discover Bank, which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended, (the “17g-5 Representation”). Discover Bank has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes.

(w)    Neither it nor any of its affiliates has engaged, or from the date of this Agreement to the Closing Date will engage, any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or has obtained, or from the date of this Agreement to the Closing Date will obtain, any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Master Trust in connection with the issuance and offering of the Notes.

(x)    Discover Bank is the appropriate entity to comply with all requirements imposed on the sponsor of a securitization transaction in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more wholly-owned affiliates (as defined in the Credit Risk Retention Rules, each a “Wholly-Owned Affiliate”). Discover Bank or one or more of its Wholly-Owned Affiliates satisfies the Credit Risk Retention Rules by maintaining a “seller’s interest” (as defined in the Credit Risk Retention Rules) in the Master Trust of not less than five percent (5%) of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer, determined in accordance with the Credit Risk Retention Rules, without any impermissible transfer, hedging or financing of such retained interest.

2.    The Issuer represents and warrants to, and agrees with you, as of the date hereof, and to each Underwriter named in the Terms Agreement as of the date thereof, that:

(a)    The issue and sale of the Notes and the compliance by the Issuer with all of the provisions of the Notes, the Indenture, this Agreement, the Asset Representations Review Agreement, the Risk Retention Agreement, and the Terms Agreement have been or will have been duly authorized by the Issuer by all necessary statutory trust action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer, material to the Issuer, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Issuer is a party or by which the Issuer may be bound or to which any of the property or assets of the Issuer, material to Issuer, is subject, nor will such action result in any material violation of the provisions of the Trust Agreement or, to the best of the Issuer’s knowledge, any statute or any order, rule or regulation applicable to the Issuer of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Issuer, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Indenture Trustee’s interest in the Receivables.

(b)    (i) The Issuer is not required to be registered under the Investment Company Act and (ii) the Issuer is not now, and immediately following the issuance of the Notes and the application of the proceeds therefrom as described the Prospectus will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956 (hereinafter referred to as the “Volcker Rule”). In reaching the conclusion described in subpart (ii) above, although other statutory or regulatory exclusions or exemptions under the Investment Company Act of 1940, as amended, and under the Volcker Rule and its related regulations may be available, the Issuer has determined that it may rely on the exemption from registration under the Investment Company Act provided by Rule 3a-7 thereunder, and, accordingly the Issuer may rely on the exemption from the definition of a covered fund under the Volcker Rule made available to entities that do not rely solely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for their exemption from registration under the Investment Company Act.

(c)    Other than the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information, (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, or (iii) other written communication of the Issuer or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).

(d)    The Issuer is not, and on the date on which the first bona fide offer of the Notes was made (within the meaning of Rule 164(h)(2) under the Act) was not, an “ineligible issuer”, as defined in Rule 405 under the Act.

(e)    The Issuer acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to the Issuer or any other person, (ii) the Underwriters owe the Issuer only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Issuer. The Issuer waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

(f)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Issuer, Funding, Discover Bank, and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.

(g)    As of the Time of Delivery, the representations and warranties of the Issuer in the Indenture will be true and correct in all material respects (except to the extent any such representations and warranties relate to an earlier point in time, in which case such representations and warranties are true and correct as of such date).

(h)    The Issuer does not hold any “commodity interests” as such term is used in the definition of “commodity pool” under the Commodity Exchange Act.

3.    Subject to the terms and conditions herein set forth, upon the execution by all parties thereto of any Terms Agreement, the Issuer agrees to issue and sell and Funding agrees to cause the Issuer to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Issuer, at the purchase price specified in the Terms Agreement, the principal amount of Notes set forth opposite such Underwriter’s name in the Terms Agreement.

4.    (a) From time to time, after the Registration Statement becomes effective, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

(b)    Each of the Underwriters severally and not jointly represents and agrees that it will not offer or sell or deliver any of the Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and without limiting the foregoing, each of the Underwriters severally and not jointly represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and (ii) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom. Further, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) each Underwriter, severally and not jointly, has represented and agreed that, with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes to the public in that Relevant Member State other than (i) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive, (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Issuer for any such offer, or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided, that no such offer of Notes shall require the Issuer, Funding, Discover Bank or an Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, (A) the expression “an offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State and (C) the Member States comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

(c)    Each of the Underwriters, severally and not jointly, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes, in which the Notes comprise greater than five percent of the asset pool of such trust or special purpose vehicle, without the prior written consent of Discover Bank, Funding, and the Issuer.

(d)    Each of the Underwriters, severally and not jointly, represents that on or prior to the Closing Date (as set forth in the Terms Agreement) it has not and it will not provide any Rating Information (as defined below) to a nationally recognized statistical rating organization hired by Discover Bank or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from Discover Bank participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a nationally recognized statistical rating organization hired by Discover Bank, such Underwriter was and is authorized to inform such nationally recognized statistical rating organization hired by Discover Bank that it will respond to the oral communication with a designated representative from Discover Bank or refer such nationally recognized statistical rating organization hired by Discover Bank to Discover Bank, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information provided for the purpose of determining the initial credit rating for the Notes or undertaking credit rating surveillance on the Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5).

(e)    Each of the Underwriters severally and not jointly represents that it has not engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Master Trust in connection with the issuance and offering of the Notes.

5.    Notes to be purchased by each Underwriter hereunder and under the Terms Agreement shall be delivered by or on behalf of the Issuer to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof in immediately available funds. Unless otherwise specified in the Terms Agreement, such delivery shall occur at the office of Mayer Brown LLP, Chicago, Illinois or such other place as you, Funding, and Discover Bank may agree upon in writing. The time and date of such delivery shall be set forth in the Terms Agreement or at such other time and date as you, Funding, and Discover Bank may agree upon in writing, such time and date being herein called the “Time of Delivery.” Unless otherwise specified in the Terms Agreement, the Notes shall be represented by definitive notes, registered in the name of Cede & Co., as nominee for The Depository Trust Company. Such definitive notes will be made available for inspection at least twenty-four hours prior to the Time of Delivery at the office of the Indenture Trustee, U.S. Bank National Association, 209 S. LaSalle Street, 3rd Floor, Mail Code MK-IL-RY3B, Chicago, IL 60604.

6.    Discover Bank, Funding, and the Issuer agree with each of the Underwriters:

(a)    Immediately following the execution of each Terms Agreement, Funding will prepare a Prospectus setting forth the amount of Notes covered thereby and the terms thereof, the price at which such Notes are to be purchased by the Underwriters from the Issuer, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and allowances, if any, and such other information as Funding deems appropriate in connection with the offering of such Notes, and neither Discover Bank nor Funding will make any further amendment or any supplement to the Registration Statement or Prospectus or prepare, use or refer to or file any Issuer Free Writing Prospectus, to the extent such amendment, supplement or Issuer Free Writing Prospectus occurs during the period for which any Underwriter has a requirement to deliver the Prospectus pursuant to Rule 174 under the Act, without first having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review and will not use or refer to or file any such proposed amendment or supplement to the Registration Statement or Prospectus or Issuer Free Writing Prospectus to which you reasonably object; to advise you and your counsel promptly after it receives notice of the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus, any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish you and your counsel with copies thereof; to advise you and your counsel, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith none of Discover Bank, Funding, or the Issuer shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c)    To furnish the Underwriters with copies of the Prospectus and each Issuer Free Writing Prospectus in such quantities as you may from time to time reasonably request, and if at any time the delivery of a Prospectus is required by law in connection with the offering or sale of the Notes, and if at such time any event shall have occurred as a result of which the Prospectus or any Issuer Free Writing Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or any Issuer Free Writing Prospectus in order to comply with the Act, Funding will promptly notify you and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and furnish without charge to each Underwriter and to any dealer in the Notes as many copies as you may from time to time reasonably request of such amended Prospectus or supplement to the Prospectus, or amended Issuer Free Writing Prospectus or supplement to such Issuer Free Writing Prospectus (as applicable), correcting such statement or omission or effecting such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of any Notes at any time nine months or more after the effective date of the Registration Statement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; provided, however, that any Underwriter’s consent to any amendment shall not constitute a waiver of any of the conditions of Section 7 of this Agreement.

(d)    Funding will cause the Issuer to make generally available to holders of the Notes, in accordance with Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (ninety days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the effective date of the Registration Statement, an earning statement of the Issuer (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of such Registration Statement.

(e)    To comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending.

(f)    Each Underwriter covenants with Discover Bank, Funding, and the Issuer not to distribute any communication other than Time of Sale Information and any announcement communication, launch communication, subsequent guidance, update communication or any similar communication in substantially the form agreed to by Discover Bank, Funding, and the Underwriters without the prior written consent of Discover Bank and Funding.

(g)    Discover Bank, Funding, and the Issuer agree with each of the Underwriters during the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Notes, of which termination you agree to give Discover Bank, Funding, and the Issuer prompt notice confirmed in writing and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of Discover Bank, Funding, or any other affiliate thereof or any other trust for which Discover Bank, Funding, or any other affiliate thereof is depositor, which represent participation interests in Discover Card receivables, without your prior written consent, which consent shall not be unreasonably withheld.

7.    The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Discover Bank, Funding, and the Issuer herein are, at and as of the Time of Delivery, true and correct, the condition that Discover Bank, Funding, and the Issuer shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    All actions required to be taken and all filings required to be made by Discover Bank, Funding, and the Issuer under the Act prior to the Time of Delivery for the Notes shall have been duly taken or made; and prior to the applicable Time of Delivery, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission in connection with the Registration Statement shall have been complied with to the Commission’s satisfaction.

(b)    All corporate and statutory trust proceedings and related matters in connection with the organization of Discover Bank, Funding, and the Issuer, the validity of the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, the Indenture, the Trust Agreement, the Trust Certificate (as defined in the Trust Agreement) and the registration, authorization, issue, sale and delivery of the Notes shall have been satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subdivision (b).

(c)    Counsel to Discover Bank and Funding (which for purposes of the opinions described in clauses (i)-(iv) and the opinions as to the due authorization, execution and delivery of the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement and the Trust Agreement and the due authorization, execution, issuance and delivery of the Collateral Certificate in clause (v) may be in-house counsel to Discover Bank or Funding, as applicable) shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you in your reasonable judgment, to the effect that:

(i)    (A) Discover Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware, has, in all material respects, the corporate power to own its own assets and operate its business as described in the Preliminary Prospectus and the Prospectus, and had at all relevant times and now has, the corporate power to acquire, own and service the Receivables, and (B) Funding has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has, in all material respects, the limited liability company power to own its own assets and operate its business as described in the Preliminary Prospectus and the Prospectus, and had at all relevant times and now has, the corporate power to acquire and own the Receivables.

(ii)    (A) Discover Bank has the corporate power to execute and deliver the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and to consummate the transactions set forth herein and therein, and (B) Funding has the limited liability company power to execute and deliver the RSCA, the Pooling and Servicing Agreement, the Risk Retention Agreement, this Agreement and the applicable Terms Agreement, and to consummate the transactions set forth herein and therein.

(iii)    This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the parts of each of Discover Bank and Funding.

(iv)    The compliance by Discover Bank and Funding with all of the provisions of this Agreement, the Terms Agreement, the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, the Collateral Certificate Transfer Agreement and the Trust Agreement, and the increase in the Series Investor Interest of the Collateral Certificate by the face amount of the Notes, will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, the Collateral Certificate Transfer Agreement, the Trust Agreement, or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Discover Bank, Funding, or DFS, material to Discover Bank, Funding, or DFS (whether or not consolidated), as applicable, considered as a whole, pursuant to the terms of, any material indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Discover Bank, Funding, or

DFS is a party or by which Discover Bank, Funding, or DFS may be bound or to which any of the property or assets of Discover Bank, Funding, or DFS, material to Discover Bank, Funding, or DFS (whether or not consolidated), as applicable, considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of Discover Bank or the of the provisions of the Certificate of Formation or the Limited Liability Company Agreement of Funding, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to Discover Bank or Funding of any court or any Federal regulatory authority or other governmental body having jurisdiction over Discover Bank or Funding other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any Federal regulatory authority or other governmental body having jurisdiction over Discover Bank or Funding is required for the consummation by Discover Bank or Funding of the transactions contemplated by the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, the Collateral Certificate Transfer Agreement, the Trust Agreement, the Series Supplement, this Agreement, the Terms Agreement and the Collateral Certificate Transfer Agreement, and the increase in the Series Investor Interest of the Collateral Certificate except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions in which the Notes will be offered and sold, and Delaware law generally, and except for the filing of any financing or continuation statement required to perfect or continue the Master Trust’s interest in the Receivables or the Issuer’s interest in the Collateral.

(v)    The RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing Agreement, the Collateral Certificate Transfer Agreement and the Trust Agreement have been duly authorized, executed and delivered on the part of Discover Bank and Funding, as applicable, and as to Discover Bank and Funding are valid and binding instruments enforceable in accordance with their terms except as the foregoing may be limited by insolvency, bankruptcy, fraudulent conveyance or similar laws affecting creditors’ rights (or, as to Discover Bank and Funding, respectively, the rights of creditors of Delaware banking corporations and the rights of creditors of Delaware limited liability companies) generally or by general equity principles; the Pooling and Servicing Agreement and the Trust Agreement are not required to be qualified under the Trust Indenture Act; the Master Trust is not now, and immediately following the issuance of the Notes pursuant to the Indenture and the application of the proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act; and the Collateral Certificate has been duly authorized, executed, issued and delivered is validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, except as the foregoing may be limited by insolvency, bankruptcy, fraudulent conveyance or similar laws affecting creditors’ rights (or, as to Discover Bank and Funding, respectively, the rights of creditors of Delaware banking corporations and the rights of creditors of Delaware limited liability companies) generally or by general equity principles.

(vi)    The Registration Statement, as of its most recent effective date prior to the Time of Sale, and the Preliminary Prospectus and the Prospectus, as of their respective dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations under the Act; it being understood, however, that such counsel need express no opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement and that except as and to the extent specifically set forth in (A) the opinion of such counsel dated as of the Closing Date with respect to federal tax matters, and (B) the opinion of such counsel dated as of the Closing Date with respect to the discussion contained in the Prospectus of matters relating to the Employee Retirement Income Security Act of 1974, as amended, and with respect to descriptions contained in the Preliminary Prospectus and the Prospectus of this Agreement, the Transaction Documents (as defined in such opinion) and the Collateral Certificate, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, or the Prospectus.

(vii)    In rendering such opinion, counsel may rely to the extent they deem appropriate upon certificates of officers or other executives of Discover Bank, Funding, and their affiliates and of public officials as to factual matters and upon opinions of other counsel. Such counsel shall also state that nothing has come to their attention which has caused them to believe that the Registration Statement as of its effective date or the Time of Sale Information as of the date thereof and as of the Time of Sale or the Prospectus as of the date thereof and as of the applicable Time of Delivery (other than financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d)    Counsel to the Issuer shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you in your reasonable judgment, to the effect that:

(i)    The Issuer is validly existing as a statutory trust in good standing under the laws of the State of Delaware.

(ii)    This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the part of the Issuer.

(iii)    The compliance by the Issuer with all of the provisions of this Agreement, the Terms Agreement, the Asset Representations Review Agreement, the Risk Retention Agreement, the Indenture and the Trust Agreement and the delivery of the Notes and the Trust Certificate (as defined in the Trust Agreement) will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the Pooling and Servicing Agreement or the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer, material to the Issuer considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Issuer is a party or by which the Issuer may be bound or to which any of the property or assets of the Issuer, material to the Issuer considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Trust Agreement, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to the Issuer of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Issuer other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes and except for the filing of any financing or continuation statement required to perfect or continue the Issuer’s interest in the Collateral.

(iv)    The Indenture has been duly authorized, executed and delivered on the part of the Issuer and as to the Issuer is a valid and binding instrument enforceable in accordance with its terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; the Indenture is qualified under the Trust Indenture Act; (i) the Issuer is not now, and immediately following the issuance of the notes pursuant to the Indenture and the application of the proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act and (ii) Issuer is not now, and immediately following the issuance of the notes pursuant to the Indenture and the application of the proceeds therefrom as described in the Prospectus will not be, a “covered fund” for purposes of the Volcker Rule (and explaining the basis for that conclusion); and the Notes have been duly authorized and (assuming their due authentication by the Indenture Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Issuer in accordance with their terms, enforceable in accordance with the terms of the Indenture, except as the foregoing may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles.

(e)    Counsel to Discover Bank and Funding shall have furnished you with an opinion in form and substance satisfactory to you and your counsel, to the effect that:

(i)    Each of this Agreement, the Terms Agreement, the RSCA, the Asset Representations Review Agreement, the Risk Retention Agreement, the Pooling and Servicing

Agreement, the Indenture, the Collateral Certificate and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, as of its most recent effective date prior to the Time of Sale, the Preliminary Prospectus, and the Prospectus.

(ii)    The statements in the Preliminary Prospectus and the Prospectus under the heading “U.S. Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions with respect thereto relating to federal income tax matters, have been reviewed by such counsel and are correct in all material respects.

(iii)    Although no transaction closely comparable to that contemplated in the Preliminary Prospectus or the Prospectus has been the subject of any Treasury Regulation, revenue ruling or judicial decision, (A) the Notes will be characterized as debt for U.S. federal income tax purposes and (B) each of the Issuer and the Master Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes following the issuance of the Notes.

(iv)    The statements in the Preliminary Prospectus and the Prospectus under the heading “ERISA Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(f)    Counsel to Discover Bank and Funding shall have furnished you with (i) an opinion in form and substance satisfactory to you and your counsel, with respect to certain matters relating to the transfer by Discover Bank of the Receivables to Funding and by Funding to the Master Trust, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery and Enforcement Act of 1989, with respect to the effect of receivership of Discover Bank on such interest in the Receivables and with respect to other related matters in a form approved by you and your counsel and (ii) an opinion or opinions of Delaware counsel to Discover Bank and Funding, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel with respect to the perfection of Funding’s and the Master Trust’s interests in the Receivables and certain other matters.

(g)    You shall have received evidence satisfactory to you that, on or before the Time of Delivery, UCC-1 financing statements have been filed (i) in the offices of the Secretary of State of Delaware, reflecting the interests of Funding and the Master Trust in the Receivables and (ii) in the offices of the Secretary of State of the State of Delaware, reflecting the interests of the Indenture Trustee in the Collateral and the proceeds thereof.

(h)    Delaware counsel to the Issuer and counsel to Discover Bank and Funding shall have furnished you with an opinion or opinions, dated the Closing Date, in form and substance satisfactory to you and your counsel, with respect to (i) the perfection and priority of the Issuer’s interest in the Collateral Certificate and (ii) the grant of the Collateral Certificate and the proceeds thereof to the Indenture Trustee for the benefit of the Noteholders and with respect to the perfection of the Indenture Trustee’s interest in the Collateral, including the Collateral Certificate, and the proceeds thereof.

(i)    Delaware counsel to the Issuer shall have furnished you with an opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that:

(i)    The Issuer has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq. (referred to in this subsection as the “Act”).

(ii)    The Trust Agreement is a legal, valid and binding obligation of the Owner Trustee and the Beneficiary, enforceable against the Owner Trustee and the Beneficiary, in accordance with its terms.

(iii)    The Trust Agreement and the Act authorize the Issuer to execute and deliver the Indenture and the other transaction documents referred to in such opinion (collectively referred to in this subsection as the “Trust Documents”), to issue the Notes and the trust certificate (referred to in this subsection as the “Trust Certificate”) and to grant the Collateral to the Indenture Trustee as security for the Notes.

(iv)    The Issuer has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the Trust Documents, the Notes and the Trust Certificate and the execution and delivery of such agreements and obligations have been duly authorized.

(v)    The Trust Certificate has been validly issued and is entitled to the benefits of the Trust Agreement.

(vi)    Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Trust Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents.

(vii)    Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer.

(viii)    Under § 3805(b) of the Act, no creditor of the holder of the Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

(ix)    Under § 3808(a) and (b) of the Act, the Issuer may not be terminated or revoked by the Beneficiary, and the dissolution, termination or bankruptcy of any holder of the Owner Certificate (as defined in the Trust Agreement) shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(x)    The Owner Trustee is not required to hold legal title to the Trust Estate in order for the Issuer to qualify as a statutory trust under the Act.

(xi)    The Beneficiary is the sole beneficial owner of the Issuer.

(j)    At the Time of Delivery, you shall have received a letter or letters, dated the respective date of delivery thereof, from certified public accountants (who shall be satisfactory to you), in form and substance satisfactory to you.

(k)    (i) Discover Bank, Funding, and their respective affiliates (whether or not consolidated) considered as a whole, shall not have sustained, since the date of the latest audited financial statement previously delivered to you, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date of the Terms Agreement there shall not have been any material change in the capital stock accounts or long-term debt of Discover Bank or Funding or any material adverse change in the general affairs, financial position, shareholders’ equity or results of operations of Discover Bank,

Funding, and their affiliates (whether or not consolidated) considered as a whole, the effect of which in any such case described in clause (i) or (ii), in your judgment renders it inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(l)    Subsequent to the date of the Terms Agreement none of (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any successor entity of any such exchange, (ii) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war or (v) there shall have occurred any change in financial markets or any other calamity or crisis that, in your judgment, is material and adverse, any of which events, singly or together with any other event specified in this subsection (l) makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

(m)    The Ratings Issuer Free Writing Prospectus shall have been filed with the Commission, and the Representatives shall have received evidence of ratings letters that are reasonably satisfactory to the Underwriters.

(n)    Discover Bank, Funding, and the Issuer shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy at and as of such Time of Delivery of the representations and warranties of Discover Bank, Funding, and the Issuer herein and as to the performance by Discover Bank, Funding, and the Issuer of all their respective obligations hereunder to be performed at or prior to the Time of Delivery and Discover Bank, Funding, and the Issuer shall have also furnished you similar certificates satisfactory to you as to the matters set forth in subdivision (a) of this Section 7.

(o)    You shall have received confirmation of receipt by Discover Bank of ratings letters from each nationally recognized statistical rating organization hired by Discover Bank.

(p)    Counsel to the Asset Representations Reviewer shall have furnished to you with an opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, relating to the Asset Representations Reviewer and the Asset Representations Review Agreement.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and the Terms Agreement and all the Underwriters’ obligations hereunder and thereunder may be canceled at, or at any time before, the Time of Delivery by you. Notice of such cancellation shall be given to the Issuer, Funding, and Discover Bank in writing or by telephone or telecopy confirmed in writing prior to the Time of Delivery.

8.    (a) Except as expressly set forth in this Agreement, Discover Bank, Funding, and the Issuer will pay all expenses incidental to the performance of their obligations under this Agreement and will reimburse each Underwriter for any expenses reasonably incurred by it in connection with qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate (including reasonable fees and disbursements of their counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for the cost incurred with the preparation and filing of the Registration Statement, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus. Except as specifically provided in this Section and in Section 9 of this Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.

(b)    If the sale of the Notes provided for herein is not consummated because of (i) any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied, (ii) any refusal, inability or failure on the part of Discover Bank, Funding, or the Issuer to perform any agreement herein or to comply with any provision hereof or (iii) any breach of a representation or warranty herein on the part of Discover Bank, Funding, or the Issuer, Discover Bank or Funding will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes, provided, however, that with respect to clauses (ii) and (iii) above, if such refusal, inability or failure or such breach of such representation or warranty occurs solely by reason of a default by an Underwriter, then neither Discover Bank nor Funding shall reimburse such defaulting Underwriter for any of its out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by such defaulting Underwriter in connection with the proposed purchase, sale and offering of the Notes.

(c)    The provisions of this Section 8 shall survive termination of this Agreement and the Terms Agreement.

9.    (a) Discover Bank and Funding, jointly and severally, will indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such Underwriter or controlling person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such other person may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, or the Time of Sale Information, or any amendment or supplement thereto furnished by Discover Bank, Funding, or the Issuer, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither Discover Bank nor Funding shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with any Underwriter Information; and provided, further, that Discover Bank and Funding shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus, or any Issuer Free Writing Prospectus, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, the Time of Sale Information (including, for the avoidance of doubt, any Time of

Sale Information that corrected or superseded any information previously provided to the Underwriters) if Discover Bank or Funding had previously furnished copies thereof to such Underwriter prior to the Time of Sale.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless Discover Bank and Funding against any losses, claims, damages or liabilities to which Discover Bank or Funding may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with any Underwriter Information; and will reimburse Discover Bank and Funding for any legal or other expenses reasonably incurred by Discover Bank and Funding in connection with investigating or defending any such action or claim.

(c)    Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but no failure to or delay in providing such notice shall relieve the indemnifying party of any liability under such subdivisions except to the extent that such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the named parties in any action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party, such counsel selection to be subject to the approval of the indemnifying party (such approval not to be unreasonably withheld); provided, however, that the indemnifying party shall not be responsible for the expenses of more than one separate counsel for all indemnified parties (including one local counsel, if necessary, in the applicable jurisdiction). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is an actual or potential party and indemnity has been sought hereunder by such indemnified party or such party would be entitled to indemnity hereunder, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or controlling person. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by Discover Bank and Funding on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Discover Bank and Funding on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Discover Bank and Funding on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer or Funding bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Discover Bank and Funding on the one hand and the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of Discover Bank and Funding on the one hand and the Underwriters, directly or through you, on the other hand. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold the Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, copies of the Time of Sale Information if Discover Bank or Funding had previously furnished copies thereof to such Underwriter. Discover Bank, Funding, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by per capita allocation among the indemnifying parties (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with such Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, provided, however, that if the total underwriting discounts and commissions do not exceed the amount of any damages which such Underwriter has otherwise been required to pay, such Underwriter shall not be required to make any contribution. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subdivision (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of Discover Bank and Funding under this Section 9 shall be in addition to any liability which Discover Bank or Funding may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Discover Bank and Funding and to each person, if any, who controls Discover Bank and Funding within the meaning of Section 15 of the Act.

(f)    The provisions of this Section 9 shall survive termination of this Agreement and the Terms Agreement.

10.    Each Underwriter hereby agrees that it shall not institute against, or join any other person or entity in instituting against the Issuer or the Master Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under United States federal or state laws, or other bankruptcy or similar laws, in connection with any obligations owing to it until at least one year and one day from the date of the Time of Sale or, if longer, the applicable preference period then in effect. Each Underwriter hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that such Underwriter will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Issuer to each Underwriter will be limited to such funds that are available to the Issuer under the Indenture and upon the exhaustion thereof all obligations of, and claims against, the Issuer arising from this Agreement or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive.

11.    (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder and under the Terms Agreement, you may in your discretion arrange for yourselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then Discover Bank Funding, and the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify Discover Bank, Funding, and the Issuer that you have so arranged for the purchase of such Notes, or either Discover Bank, Funding, or the Issuer notifies you that it has so arranged for the purchase of such Notes, you, Discover Bank, Funding, or the Issuer shall have the right to postpone the Time of Delivery for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and Discover Bank, Funding, and the Issuer agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you, Discover Bank, Funding, and the Issuer as provided in subdivision (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then Discover Bank, Funding, and the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder and under the Terms Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Notes which such Underwriter agreed to purchase hereunder and under the Terms Agreement) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you, Discover Bank, Funding, and the Issuer as provided in subdivision (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, as referred to in subdivision (b) above, or if none of Discover Bank, Funding, and the Issuer exercises the right described in subdivision (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then the agreement constituted by this Agreement and the Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, Discover Bank, Funding, or the Issuer, except for the expenses to be borne by Discover Bank, Funding, and the Issuer as provided in Section 8 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.    The respective indemnities, agreements, representations, warranties and other statements of Discover Bank, Funding, the Issuer and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, Discover Bank or any officer or director or controlling person of Discover Bank, Funding or any officer or director or controlling person of Funding, or the Issuer or any officer or director or controlling person of the Issuer, and shall survive delivery of and payment for the Notes. Anything herein to the contrary notwithstanding, the indemnity agreement of Discover Bank, Funding, and the Issuer in subdivisions (a) and (e) of Section 9 hereof, the representations and warranties in subdivisions (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus as amended or supplemented contained in any certificate furnished by Discover Bank, Funding, or the Issuer pursuant to subdivision (i) of Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by Discover Bank, Funding, or the Issuer of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of an Underwriter or a controlling person of an Underwriter if a director, officer or controlling person of Discover Bank, Funding, or the Issuer when the Registration Statement becomes effective or a person who, with his consent, is named in the Registration Statement as being about to become a director of Discover Bank, Funding, or the Issuer, is a controlling person of such Underwriter, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for Discover Bank, Funding, and the Issuer the matter has been settled by controlling precedent, Discover Bank, Funding, and the Issuer will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

13.    If this Agreement or the Terms Agreement shall be terminated pursuant to Section 7 or 11 hereof, none of Discover Bank, Funding, and the Issuer shall be under any liability to any Underwriter hereunder or thereunder except as provided in Section 8 and Section 9 hereof; but, if for any other reason the Notes are not delivered by or on behalf of Discover Bank, Funding, and the Issuer as provided herein, Discover Bank, Funding, and the Issuer will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but none of Discover Bank, Funding, and the Issuer shall then be under any further liability to any Underwriter with respect to the Notes except as provided in Section 8 and Section 9 hereof.

14.    In all dealings hereunder, you shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you, or by the Representatives on behalf of you. All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to you jointly to the addresses for the Representatives set forth on the first page hereof, if to Discover Bank shall be sufficient in all respects if delivered or sent by registered mail to Discover Bank at 12 Read’s Way, New Castle, Delaware 19720, Attention: President, if to Funding shall be sufficient in all respects if delivered or sent by registered mail to Funding at 12 Read’s Way, New Castle,

Delaware 19720 and if to the Issuer shall be sufficient in all respects if delivered or sent by registered mail to the Issuer at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration.

15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Discover Bank, Funding, the Issuer and, to the extent provided in Section 9 and Section 12 hereof, their respective controlling persons and the officers, directors and employees of such persons and controlling persons, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    Time shall be of the essence of this Agreement.

17.    This Agreement shall be construed in accordance with the laws of the State of New York. “Business day” as used herein shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.

18.    Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

19.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.    Each party hereto (i) waives any right it may have to a jury trial and (ii) consents and submits to the non-exclusive jurisdiction of state or federal courts located in the State of New York, with respect to any legal proceeding in any way related to, or arising out of, this Agreement, the Terms Agreement or the matters contemplated hereby or thereby.

21.    Notwithstanding any prior termination of this Agreement, each of the Underwriters and each of Discover Bank and Funding agrees that it shall not at any time acquiesce, petition or otherwise invoke or cause Funding to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against Funding under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Funding all or any part of Funding’s property or assets, or ordering the winding up or liquidation of the affairs of Funding.

If the foregoing is in accordance with your understanding, please sign and return five counterparts hereof and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, Discover Bank, Funding, and the Issuer.

Very truly yours,

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	Discover Funding LLC, not in its individual capacity but solely as Depositor on behalf of the Issuer

By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

DISCOVER BANK

By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer

DISCOVER FUNDING LLC

By:	/s/ Tod Gordon
Tod Gordon President, Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC., as an Underwriter and as a Representative of the Underwriters named in Schedule I to the Terms Agreement

By:	/s/ Kevin Lundquist
Kevin Lundquist
Director

MUFG SECURITIES AMERICAS INC., as an Underwriter and as a Representative of the Underwriters named in Schedule I to the Terms Agreement

By:	/s/ Ann Tran
Ann Tran
Executive Director

[Signature Page to Underwriting Agreement]

Exhibit A

DISCOVER CARD EXECUTION NOTE TRUST

DISCOVERSERIES

Class [    ]([        ])

ASSET BACKED NOTES

TERMS AGREEMENT

Dated: [        ] [    ], [        ]

To:	DISCOVER CARD EXECUTION NOTE TRUST

DISCOVER BANK

DISCOVER FUNDING LLC

Re:	Underwriting Agreement dated [ ] [ ], [ ] (the “Agreement”) relating to DiscoverSeries Class [ ]([ ])

Series Designation:

DiscoverSeries.

Registration Statement:

Nos. [        ], [        ] and [            ].

Title of Securities:

Discover Card Execution Note Trust, DiscoverSeries Class [    ]([        ]) Notes (the “Notes”).

Initial Principal Amount of Notes:

$[        ].

[Aggregate outstanding balance of Receivables in the Discover Card Master Trust I as of [                    ] [    ], [    ]: $[        ].]

Expected Date of Terms Document: [        ] [    ], [        ].

Expected Date of Risk Retention Agreement: [        ] [    ], [        ].

Interest Rate or Formula: [                    ].

Time of Sale:

[    ]:[        ] [a.m][p.m.] New York City time on [        ] [    ], [        ].

Time of Sale Information:

(1) [The Preliminary Prospectus dated [        ] [    ], [        ] for the DiscoverSeries Class [    ]([        ]) Notes (the “Preliminary Prospectus”), attached as Annex 1 hereto, filed pursuant to Rule 424(h) of the Securities Act of 1933, including the reports and documents incorporated by reference into the Preliminary Prospectus [and] (2) the Ratings Issuer Free Writing Prospectus dated [        ] [    ], [        ], attached as Annex 2 hereto, filed in accordance with Rule 433 of the Securities Act of 1933, which discloses the expected ratings to be assigned to the Notes by the nationally recognized statistical rating organizations hired by [Discover Bank] [and (3) the Pricing Term Sheet].]

If, subsequent to the Time of Sale, it is determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Time of Sale Information” will also include any information that corrects such material misstatements or omissions, together with any other information, to the extent it is made available to purchasers at the time of entry into the last such new purchase contract such that “Time of Sale Information” no longer includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (“Corrective Information”).

Underwriter Information:

“Underwriter Information” shall mean the written information furnished to Discover Bank, Discover Funding LLC, and Discover Card Execution Note Trust by the Underwriters for use in the Prospectus and confirmed in the “blood letter” from the Underwriters to Discover Bank, Discover Funding LLC, and Discover Card Execution Note Trust dated the Closing Date.

[Pricing Term Sheet:

A copy of the Pricing Term Sheet, dated as of [        ] [    ], [        ], relating to the Discover Card Execution Note Trust, the DiscoverSeries Class [        ]([        ]) Notes (the “Pricing Term Sheet”), a document prepared by Discover Funding LLC and Discover Card Execution Note Trust and filed as an issuer free writing prospectus that contains final transaction terms for Discover Card Execution Note Trust, DiscoverSeries Class [        ]([        ]) Notes, is attached as Annex 3 hereto. The Underwriters shall have delivered the information set forth on the Pricing Term Sheet to potential investors in the Notes prior to entering into a purchase contract with the investor for the purchase of such Notes.]

Terms of Sale:

The purchase price for the Notes to the Underwriters will be

[    ]% of the aggregate principal amount of the Notes.

The Underwriters will offer the Notes to the public at a price equal to

[    ]% of the aggregate principal amount of the Notes.

Closing Date: [        ] [    ], [        ], or such other date as may be agreed upon in writing.

Time of Delivery: [        ]:[        ] [a.m.][p.m.], Chicago, Illinois Time, on the Closing Date, or at such other time as may be agreed upon in writing.

Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Notes. This Terms Agreement may be amended only by written agreement of the parties hereto.

Very truly yours,

[UNDERWRITER] as an Underwriter and as a Representative of the Underwriters named in Schedule I hereto

By:

ACCEPTED:

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	Discover Funding LLC, not in its individual capacity but solely as Depositor on behalf of the Issuer

By:

DISCOVER BANK

By:

DISCOVER FUNDING LLC

By:

[Signature Page to Exhibit A to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS

$[        ] Discover Card Execution Note Trust, DiscoverSeries Class [        ]([        ]) Notes

PRINCIPAL AMOUNT
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]
[ ]	$[ ]]

ANNEX 1

[PRELIMINARY PROSPECTUS]

ANNEX 2

[RATINGS ISSUER FREE WRITING PROSPECTUS]

[ANNEX 3]

[PRICING TERM SHEET]